Exhibit 8.2

December 18, 2018

Pacific Drilling S.A.

8-10, Avenue de la Gare

L - 1610 Luxembourg

RE:	Pacific Drilling S.A. Registration Statement on Form F-1

1	INTRODUCTION

We are acting as Luxembourg counsel for Pacific Drilling S.A., a Luxembourg public company limited by shares (société anonyme) with registered office at 8-10, avenue de la Gare, L-1610 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 159658 (the “Company”) in connection with the Registration Statement on Form F-1 being filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, (the “Registration Statement”) relating to the offering by the Selling Shareholders (as this term is defined in the Registration Statement) from time to time, of up to 54,762,877 existing common shares, having an accounting par value $0.01 per share.

2	OPINION

2.1

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, the discussion set forth under the caption “Luxembourg Tax Considerations”, contained in the Registration Statement, insofar as it relates to statements of law and legal conclusions, constitutes our opinion as to the material Luxembourg tax consequences of matters described therein.

2.2	For the purpose of this confirmation, we have assumed that the Company is exclusively tax resident in Luxembourg at the date hereof.

3	MISCELLANEOUS

3.1

We express no opinion, nor do we imply any opinion, as to any laws other than the laws of the Grand-Duchy of Luxembourg and this Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law, and is subject to the jurisdiction of the courts of Luxembourg.

3.2	This Opinion is strictly limited to the matters expressly set forth at clause 2 above. No other opinion is, or may be, implied or inferred therefrom.

3.3	We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

3.4	The giving of this Opinion does not constitute acceptance or agreement that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

3.5	This opinion is issued by and signed on behalf of Wildgen S.A., admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of lawyers of the Luxembourg Bar.

Yours faithfully,

/s/ Lionel Bonifazzi

Partner - Avocat à la Cour